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                                                                      EXHIBIT 23


INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the registration statements (Nos. 333-05267, 333-04265, 33-86666, 33-86576, 33-59396, 33-52582, 33-37710,
33-34004, 33-31829, 33-25074, 33-17313, and 33-09067) of Analysis & Technology,
Inc. of our report dated December 22, 1995 relating to the financial statements of Vector Research Company, Inc. for the years ended October 31, 1995 and 1994, appearing in the Current Report on Form 8-K (as amended through Amendment No. 2 dated October 25, 1996) of Analysis & Technology, Inc.


/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE LLP
Washington, D.C.

October 25, 1996